CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" and to the use of our report dated September 10, 2004, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-37848 and 811-6028) of AllianceBernstein New Europe Fund, Inc.






                                ERNST & YOUNG LLP


New York, New York
October 28, 2004